Exhibit 5.1

REEDER & SIMPSON, P.C.

ATTORNEYS AT LAW

P.O. Box 601	RMI Tel.: +692-625-3602
RRE Commercial Center	Honolulu Tel.: 808-352-0749
Majuro, MH 96960	Email: dreeder.rmi@gmail.com
Marshall Islands	r.simpson@simpson.gr

International Seaways, Inc.

600 Third Avenue, 39th Floor

New York, New York 10016

June 3, 2021

Re: International Seaways, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as special Republic of the Marshall Islands (the “RMI”), counsel to International Seaways, Inc. (the “Company”), a corporation organized under the laws of the RMI in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-4 (Registration No. 333-255774) (the “Registration Statement”), in respect to the contemplated issuance by the Company of approximately 22,705,719 shares (collectively, the “Company Shares”) of common stock of the Company, no par value (the “Common Stock”), pursuant to that certain Agreement and Plan of Merger by and among the Company, Dispatch Transaction Sub, Inc., a wholly owned subsidiary of the Company and Diamond S Shipping Inc. (“Diamond S”), dated as of March 30, 2021 (the “Merger Agreement”), for the purpose of rendering an opinion that relates to the application and interpretation of RMI law. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have assumed for the purposes of this opinion, without investigation, that, (i) all documents contemplated by the joint proxy statement/prospectus of the Company and Diamond S (the “Prospectus”) to be executed in connection with any offering will be duly authorized, executed and delivered by each of the parties thereto other than the Company prior to an offering of Company Shares and (ii) the terms of the offering will comply in all respects with the terms, conditions and restrictions set forth in the Merger Agreement and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

In connection with this opinion, we have examined originals or electronic copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Prospectus, included in the Registration Statement, (iii) the amended and restated articles of incorporation of the Company (the “Articles of Incorporation”), (iv) the amended and restated bylaws of the Company, (v) the Merger Agreement, (vi) certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and the merger contemplated thereby (the “Merger”) and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials and directors or officers of the Company.

Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, and having regard to legal considerations we deem relevant, we are of the opinion:

1.	The Company is a non-resident domestic corporation duly incorporated, validly existing and registered under the laws of the RMI and is in good standing under the laws of the RMI.

2.	The Company Shares are duly authorized.

3.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the Merger has been completed in accordance with the Merger Agreement, and (iii) the Company Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the Company Shares will be validly issued, fully paid and non-assessable.

4.	The Company has the corporate power and authority to enter into the Merger Agreement.

This opinion is limited to the laws of the RMI as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters” in the Prospectus and in any prospectus supplement related thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Sincerely,

/s/ Reeder & Simpson P.C.

Reeder & Simpson P.C.

Dennis J. Reeder